Exhibit 99.9

FEDERAL DEPOSIT INSURANCE CORPORATION

Washington, DC 20429

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2006

MAYFLOWER CO-OPERATIVE BANK

(Exact Name of Bank as Specified in Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation or Organization)

I.R.S. Employer Identification No. 04-1618600

FDIC Certificate No. 26553

30 South Main Street, Middleboro, MA 02346

(Address of Principal Executive Offices)

Bank’s Telephone Number

(508) 947-4343

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 12, 2006, Mayflower Co-operative Bank (the “Bank”) issued a press release announcing that it’s Board of Directors had adopted a Plan of Reorganization and Acquisition under which the Bank will organize itself into a holding company structure. For more information, reference is made to the Bank’s press release dated July 12, 2006, a copy of which is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibit is filed herewith:

Exhibit 99	Press Release dated July 12, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAYFLOWER CO-OPERATIVE BANK

Date: July 13, 2006	By:	/s/ Edward M. Pratt
Edward M. Pratt
President and Chief Executive Officer

PRESS RELEASE

For Release: Immediate	For More Information Contact: Maria Vafiades (508)947-4343

MAYFLOWER CO-OPERATIVE BANK ANNOUNCES PLAN TO REORGANIZE

INTO A HOLDING COMPANY STRUCTURE

MIDDLEBORO, MA, July 12, 2006 — Mayflower Co-operative Bank (Nasdaq: MFLR) announced today that the Board of Directors of Mayflower Co-operative Bank has adopted a Plan of Reorganization and Acquisition (the “Plan”) under which the Bank would reorganize itself into a holding company structure.

The Board of Directors believes the formation of a holding company will expand the means by which capital can be raised, provide the Bank with greater flexibility in structuring possible acquisitions, and allow greater diversification of the Bank’s activities.

In connection with the Plan, Mayflower Co-operative Bank intends to form a new Massachusetts holding company that will exchange shares of its common stock for shares of Mayflower Co-operative Bank on a one-for-one basis. The Plan is subject to regulatory approval and approval by Mayflower Co-operative Bank’s stockholders at the 2006 Annual Meeting of Stockholders.

During the reorganization, the business of Mayflower Co-operative Bank will continue normally and without interruption. The reorganization will have no effect whatsoever on existing savings accounts and loans. All accounts will remain insured up to applicable limits by the Federal Deposit Insurance Corporation (FDIC).

Mayflower Co-operative Bank is a Massachusetts state chartered co-operative bank specializing in residential and commercial lending and traditional banking and deposit services. The Bank currently serves southeastern Massachusetts from its Main Office in Middleboro and maintains additional full-service offices in Bridgewater, Lakeville, Plymouth, Rochester and Wareham, Massachusetts. All of the Bank’s deposits are insured by the Federal Deposit Insurance Corporation (FDIC) and by the Share Insurance Fund (SIF) of Massachusetts.

This press release may contain certain forward-looking statements, which are based on management’s current expectations regarding economic, legislative and regulatory issues that may impact the Bank’s earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting the Bank’s operations, pricing, products and services.